UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2024

Clean Vision Corporation

(Exact name of registrant as specified in its charter)

Nevada	024-11501	85-1449444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 N. Sepulveda Blvd. Suite 1051

Manhattan Beach, CA 90266

(Address of Principal Executive Offices) (Zip Code)

(424) 835-1845

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On November 13, 2024 (the “Closing Date”), Clean Vision Corporation’s (“Clean Vision” or the “Company”) wholly-owned subsidiary, Clean-Seas West Virginia, Inc. (the “Clean-Seas WV”), closed on the transactions set forth in that certain Credit Agreement (the “Credit Agreement”) between Clean-Seas WV and The Huntington National Bank, a national banking association (the “Lender”). Pursuant to the Credit Agreement, the Lender agreed to make a term loan (the “Term Loan”) to Clean-Seas WV in the amount of $15,000,000, with the proceeds to be used for costs and expenses associated with the development and construction of Clean-Seas WV’s recycling and processing facility located in Kanawha County, West Virginia.

Pursuant to the Credit Agreement, the proceeds of the Term Loan will be funded to Clean-Seas WV in two extensions (each, a “Credit Extension”) as follows: (i) the initial Credit Extension in the amount of $5,000,000 on the Closing Date; and (ii) the second Credit Extension in the amount of $10,000,000 upon the satisfaction or waiver of the conditions set forth in Section 4.2 of the Credit Agreement, including, but not limited to, the delivery to the Lender of an executed performance and payment bond issued by a surety company listed on the Federal Treasury List that is rated A or higher by A.M. Best in an amount equal to $15,000,000 naming the Lender as beneficiary. On the Closing Date, Clean-Seas WV paid an upfront fee in the amount of $75,000 to the Lender.

The Term Loan is evidenced by a promissory note (the “Term Note”) executed by Clean-Seas WV in favor of the Lender with interest due and payable on the 15th calendar day of each month while any amount remains outstanding and the principal amount to be repaid in full on the maturity date of February 1, 2027. The Term Note bears interest at a rate per annum equal to Term SOFR (as defined in the Credit Agreement) plus 3.75% per annum. Upon the occurrence and during the continuance of an event of default, the interest rate applicable to the Term Note shall be equal to 2% per annum above the interest rate otherwise applicable (the “Default Rate”) and all such interest accrued at the Default Rate shall be due and payable on demand of the Lender.

All loans under the Credit Agreement are secured by substantially all of Clean-Seas WV’s assets pursuant to a Security Agreement entered into on the Closing Date, between Clean-Seas WV and the Lender. The Credit Agreement and the Term Note contain representations and warranties, affirmative, negative and financial covenants, and events of default that are customary for loans of this type.

The foregoing description of the Credit Agreement and Term Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement and Term Note, which the Company expects to file as an exhibit to its Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The disclosures concerning Credit Agreement and the Term Note contained in Item 1.01 above are incorporated into this Item 2.03 by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN VISION CORPORATION

Date: November 15, 2024	By:	/s/ Daniel Bates
	Name:	Daniel Bates
	Title:	Chief Executive Officer